EXHIBIT 32.1


              CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                          AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Form 11-K for the Giant Industries, Inc. and Affiliated Companies 401(k) Plan (the "Plan") for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange commission on the date hereof (the "Report"), I, Fred L. Holliger, Chief Executive Officer of Giant Industries, Inc., certify that:

    i. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   ii. The information contained in the Report fairly presents, in all material respects, the financial condition and changes in financial condition of the Plan.


By: /s/ FRED L. HOLLIGER
   -----------------------
   Fred L. Holliger
   Chief Executive Officer

Date:   June 28, 2004